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                                                                     Exhibit 5.1



                               September 16, 1998


OMNIS Technology Corporation
851 Traeger Avenue
San Bruno, CA  94066

     RE:  REGISTRATION STATEMENT ON FORM S-8
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Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about 18, 1998 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of a total of (i) 470,000 shares of your Common Stock reserved for issuance under the Amended 1996 Stock Plan (the "Stock Plan"), (ii) 210,000 shares of your Common Stock reserved for issuance under the 1994 Employee Stock Purchase Plan (the "ESPP"), (iii) 160,000 shares of your Common Stock reserved for issuance under the 1993 Directors' Warrant Plan (the "Directors' Plan") and (iv) 82,500 shares of your Common Stock reserved for issuance under the 1993 Advisors' Warrant Plan (the "Advisors' Plan"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares under the Stock Plan, ESPP, Directors' Plan and Advisors' Plan.

     It is our opinion that, when issued and sold in the manner referred to in the Stock Plan, ESPP, Directors' Plan and Advisors' Plan and pursuant to the respective agreement which accompanies each grant under the Stock Plan, ESPP, Directors' Plan and Advisors' Plan, the Shares will be legally and validly issued, fully-paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever it appears in the Registration Statement, and any amendments to it.

                                              Sincerely yours,

                                              WILSON SONSINI GOODRICH & ROSATI
                                              Professional Corporation